                                                                   EXHIBIT 3.1.6

                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION               [STAMP]
                                       OF
                               CROWN GROUP, INC.


         Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                                   ARTICLE I

         The name of the Corporation is "CROWN GROUP, INC".

                                   ARTICLE II

         The Articles of Incorporation of Crown Group, Inc. shall be amended by deleting Article I thereof in its entirety and substituting the following in lieu of said Article I:

                                  "Article I.

         The name of the Corporation is America's Car-Mart, Inc."

                                  ARTICLE III

         The Articles of Incorporation shall be further amended by deleting Section D and Section E of Article IV thereof in their entirety.

                                   ARTICLE IV

         The Amendments set forth in Articles II and III of these Articles of Amendment were adopted by the shareholders of the Corporation on January 16, 2002.

                                   ARTICLE V

         On November 23, 2001, the record date for determining shareholders entitled to vote at the shareholders' meeting, there were 6,748,424 shares of common stock outstanding and entitled to vote on each of the amendments.

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                                   ARTICLE VI

         The Amendments set forth in Article II and III hereof received the number of votes in favor of and opposed to their adoption indicated below:


AMENDMENTS SET FORTH IN
       ARTICLES                         VOTES IN FAVOR             VOTES OPPOSED

     II and III                            6,283,381                   7,492

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed by its Executive Vice President, a duly authorized officer of the Corporation, on this 19th day of March, 2002.


                                    CROWN GROUP, INC.


                                    By: /s/ T.J. FALGOUT
                                        ---------------------------------
                                        T.J. Falgout, III, Executive Vice
                                        President and General Counsel